Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Navient Corporation:

We consent to the incorporation by reference in the following registration statements of Navient Corporation and subsidiaries (the Company):

FormRegistration Number

S-3333-218415

S-3333-195540

S-3333-197516

S-8333-220003

S-8333-195539

S-8333-195538

S-8333-195536

S-8333-195535

S-8333-195533

S-8333-195529

of our reports dated February 26, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes  (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of the  Company.

/s/ KPMG LLP

McLean, Virginia
February 26, 2018